UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/14/2007

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2007, Unitrin, Inc. (the “Company”) executed an amendment to the severance agreement (“Agreement”) previously entered into with Donald G. Southwell, its President and Chief Executive Officer. The Agreement provides Mr. Southwell with various benefits in the event that his employment terminates under specified circumstances in connection with a “Change in Control” as defined in the Agreement. The amendment increases the amount of the lump sum severance payment that Mr. Southwell would receive, from two times his annualized salary to three times his annualized salary, and the maximum period for which his life and health insurance benefits would continue, from two years to three years, under the Agreement. The amendment does not otherwise change the terms and conditions of the Agreement.

Item 8.01.	Other Events

The capitalization table included under the heading “CAPITALIZATION” on page S-8 of each of the preliminary prospectus supplement dated May 7, 2007 and the final prospectus supplement dated May 8, 2007 of the Company relating to the recently completed offering of $360 million aggregate principal amount of the Company’s 6.00% Senior Notes due May 15, 2017 contained typographical errors. The amount of retained earnings was inadvertently reported on the line entitled “Accumulated other comprehensive income” and the amount of accumulated other comprehensive income was inadvertently reported on the line entitled “Retained earnings”. The typographical errors had no effect on the amounts reported on the lines entitled “Total shareholders’ equity” and “Total debt and shareholders’ equity.” A corrected capitalization table for the final prospectus supplement dated May 8, 2007 is set forth below:

	As of March 31, 2007
	Actual	As Adjusted
	(in millions)
Debt:
6.00% Senior Notes due May 15, 2017(1)	$—	$354.9
4.875% Senior Notes due November 1, 2010(1)	198.9	198.9
5.75% Senior Notes due July 1, 2007(1)	299.8	—
Other – Mortgage Note Payable at Amortized Cost	6.1	6.1
Borrowings under credit facility	—	—

Total debt	504.8	559.9

Shareholders’ equity:
Common Stock, $0.10 par value, 100,000,000 shares authorized, 66,318,313 shares issued and outstanding	6.6	6.6
Paid-in capital	759.1	759.1
Accumulated other comprehensive income	310.2	310.2
Retained earnings	1,242.3	1,242.3

Total shareholders’ equity	2,318.2	2,318.2

Total debt and shareholders’ equity	$2,823.0	$2,878.1

(1)	Reflects aggregate principal amount net of unamortized issuance expenses.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: May 16, 2007	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel and Secretary